UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2024 (May 13, 2024)

BOSTON OMAHA CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	001-38113	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Dodge Street, Suite 3300 Omaha, Nebraska 68102 (Address and telephone number of principal executive offices, including zip code)
(857) 256-0079 (Registrant's telephone number, including area code)
Not Applicable (Former name or address, if changed since last report)

Securities registered under Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, $0.001 par value per share	BOC	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Services Agreement

As part of the previously announced wind down of Boston Omaha Asset Management, LLC (“BOAM”), a subsidiary of Boston Omaha Corporation (“Boston Omaha”),  BOAM and Brendan J. Keating entered into a Services Agreement for Mr. Keating to provide management services associated with the wind down of BOAM.  These services will be provided through a limited liability company owned by Mr. Keating named Local Asset Management LLC (“Local”).  As a result, the employment agreement between Mr. Keating and BOAM previously in effect has been terminated and replaced with the Services Agreement between BOAM and Local.  The Services Agreement provides for consulting fees which will be reduced over time as assets managed by BOAM are sold.  The termination of Mr. Keating's employment agreement is expected to result in significant cost-savings to BOAM over this time period. In addition, BOAM and Mr. Keating entered into a customary Separation Agreement and Release.  The foregoing description of each of the Services Agreement and the Separation Agreement and Release are not complete and are qualified in their entirety by reference to the complete text of each of the Services Agreement and the Separation Agreement and Release, copies of which are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively and are incorporated herein by reference.

Mr. Keating will continue to serve as a member of the Board of Directors of Boston Omaha.

As previously announced, BOAM is now a wholly-owned subsidiary of Boston Omaha and each of Messrs. Peterson, Keating and Rozek, the former holders of Class C units of BOAM, are no longer members of BOAM or have any rights to any distributions from BOAM.

Consummation of Rozek Separation Agreement

As previously announced on May 10, 2024, on May 9, 2024, the Company entered into a Separation Agreement with each of Alex. Rozek, former Co-CEO and Co-Chairman of the Board of Directors of Boston Omaha and Boulderado Partners LLC.  The Separation Agreement allowed Mr. Rozek seven days to revoke his acceptance of the Separation Agreement.  Mr. Rozek elected not to revoke his acceptance of the Separation Agreement and the Separation Agreement remains in full force and effect.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Services Agreement between Local Asset Management LLC and Boston Omaha Asset Management, LLC, dated May 13, 2024.
10.2	Separation Agreement and Release between Boston Omaha Asset Management, LLC and Brendan J. Keating, dated May 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON OMAHA CORPORATION (Registrant)

By:	/s/ Joshua P. Weisenburger
Joshua P. Weisenburger,
Chief Financial Officer

Date: May 17, 2024

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